EXHIBIT 23.2

Independent Accountant's Consent

        I consent to the use in this Registration Statement of First Pulaski National Corporation on Form S-4 of my report dated June 11, 2001, incorporated by reference to the proxy statement/prospectus which is part of this Registration Statement. I also consent to the reference to my firm in such proxy statement/prospectus.

                                                                                    /s/ David A. Kidd, Certified Public Accountant

                                                                                    Fayetteville, Tennessee
                                                                                    August 23, 2001